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                     FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE ASSIGNED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION RELATING THERETO COMPLIES WITH OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND THE
COMPANY IS PROVIDED AN OPINION OF COUNSEL TO THAT EFFECT WHICH IS SATISFACTORY TO IT.

                    AMERICAN KIOSK CORPORATION

               12.5% Senior Secured Promissory Note

     For value received, the undersigned, American Kiosk Corporation ("Borrower" or the
"Company"), promises to pay to the order of ______________ (the "Holder") the principal sum of ________________ ($_________) DOLLARS, with interest at a rate of 12.5% per annum
(computed on the basis of a 365-day year and 12 equal calendar months).  Principal and all accrued but unpaid interest shall be paid the earlier of (a) upon the completion of an equity or debt financing the net proceeds of which equals or shall exceed $1,100,000 or (b) twelve (12) months from the date of issuance.  Accrued interest shall be paid monthly in arrears commencing on the first day of the month following the issuance of this Note.  All payments shall be made at the
Holder's address set forth below, or such other place as may be designated in writing by Holder and in U.S. funds.  Any capitalized terms not defined herein shall have the meanings ascribed them in that certain Loan and Security Agreement, dated as of ___________, ____.

     Notwithstanding any provision contained herein to the contrary, the total amount which may be due and payable pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received, and if any payments include interest in excess of such a maximum amount, the Company shall apply the excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded by the Holder.  The Company may prepay this Note at any time and from time to time.  However, regardless of the date of prepayment, Investors shall receive a minimum of six
(6) month's interest on their investment.

     This Note is one of a series of 12.50% Notes issued by the Company to be in the aggregate principal amount of up to $600,000.

     Events of Default; No Waiver; Notice.

     a)   The following events shall constitute events of default (any of which is referred to as an "Event of Default") under this Note:

          (i)  failure to pay the principal amount of the Note or the accrued interest thereon when due, if such failure is continued for more than 30 days;



         (ii)  a default in the performance, or a breach of any of the covenants of the Company contained in this Agreement and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the
               Company had or should have had knowledge of such breach;

         (iii) a default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any Senior Debt or Junior Debt.

         (iv)  any representation, warranty or certification made by the Company pursuant to the
               Note or this Agreement shall prove to have been false or misleading as of the date made or thereafter in any material respect.

         (v)   the entry of one or more judgments for payments totalling $100,000 which are not discharged within 60 days;

         (vi)  the occurrence of any lien, claim, encumbrance or debt in the aggregate exceeding
               $1,000,000 which is senior in right of repayment to the Notes, including permitted
               Senior Debt (as defined below);

        (vii)  certain events of bankruptcy, insolvency or reorganization with respect to the issuer;

       (viii)  if Richard Michael shall cease serving as an executive officer of the Company;

         (ix)  if the Company fails to amend its insurance trust in order to include the Lenders within ninety (90) days from the date hereof, which date may be extended at the
               Agent's sole discretion; and

          (x)  if the Company fails to deliver any of the financial statements provided by the Loan and Security Agreement to the Placement Agent and the Agent and the continuance of such default or breach for a period of 15 days after receipt of notice from the
               Agent or any Holder as to such breach or after the Company had or should have had knowledge of such breach.

     (b)  Upon the occurrence of an Event of Default referred to in Section (a)(i) or (vii), this
Note shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.  Upon the occurrence of an Event of Default other than one referred to in Sections (a)(i), or (vii), the Agent or the Holders of not less than 50% in principal amount of then outstanding Notes (excluding any
Notes held by or for the account of the Company or any affiliate of the Company) may declare, by written notice to the Company, all amounts due under the Notes to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

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     (c)  No failure or delay on the part of the Holder in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the Holder's rights with respect to any and all other rights and powers.

     (d)  The Company shall give prompt written notice to the Agent (as hereinafter defined)
upon the occurrence of any Event of Default and shall provide regular reports to the Agent as to the timely payment of any amounts due hereunder.

     Prohibited Liens.

     The Company will not, without the prior written consent of the Placement Agent, mortgage, pledge, assign, grant a security interest in, cause a lien or encumbrance to attach to any property owned by it except:  (a) the lien and security interest to the Holders; (b) liens in the ordinary course of business; (c) taxes and assessments not yet delinquent; (d) additional indebtedness to be raised by the Placement Agent, (e) Senior Debt outstanding on the date hereof or created hereafter with the express written consent of the Placement Agent, (iv) Capital Lease
Obligations, if any, (v) purchase money Indebtedness, and (vi) Junior Indebtedness.  Upon the failure of the Company to remove any such prohibited lien within thirty (30) days of the
Company's receipt of notice of its existence, all amounts owing hereunder shall, at the Holder's option, become due and payable.

     Miscellaneous.

     (a)  The Company waives presentation and demand for payment, notice of dishonor, protest and notice of protest of this Note.


     (b)  The Company shall furnish to the agent appointed by the Company to act on behalf of the Holders (the "Agent"), and to any Holder upon request during the continuance of an Event of Default, a list of the names and addresses of, and principal amount of Notes held by, the
Holders.

     (c)  The provisions of this Note shall inure to the benefit of and extend to the Holder or any holder hereof or any assigns of the Holder and be binding upon any successors of the
Company.

     (d)  Any notice given pursuant to this Note shall be in writing and shall be deemed to have been given when delivered by hand or deposited for certified mail delivery in the United
States mail with postage prepaid and addressed to the party for whom it is intended at the address for such party set forth above or at such other address as to which the parties may from time to time notify each other in like manner.

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     (e)  This Note shall be governed by and construed under the laws of the State of
Connecticut, without reference to and regardless of the application of any of its principles of conflicts of laws.

     (f)  In the event of default and if this Note is placed in the hands of an attorney for the collection hereof, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees.

          IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the ____ day of _____________.


                              AMERICAN KIOSK CORPORATION



                              By:
                                   Richard J. Michael, President

Attest:



Larry E. Graybill, Secretary

                              Holder's Name and Address:




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